Exhibit 31.3

CERTIFICATION OF CHAIRMAN AND CHIEF EXECUTIVE OFFICER

I, Ronald J. Mittelstaedt, certify that:

1.	I have reviewed this annual report on Form 10-K/A of Waste Connections, Inc.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 28, 2016
/s/ Ronald J. Mittelstaedt
Ronald J. Mittelstaedt
Chairman and
Chief Executive Officer